ZQCERT#COY/CLS/RGSTRY/ACCT#/TRANSTYPE/RUN#/TRANS#

COMMON STOCK

COMMON STOCK

GBank Financial Holdings Inc.

Certificate Number
ZQ00000000

Shares

GBANK FINANCIAL HOLDINGS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 36166F 10 0

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

GBank Financial Holdings Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

1234567

President and CEO

Executive Chairman

SEAL

DD/MMM/YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE